UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.    20549


FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)  January 27,
1999


Pancho's Mexican Buffet, Inc.
(Exact name of registrant as specified in its charter)


Commission File No.   0-4678


	  DELAWARE		                                  75-1292166
	(State or other jurisdiction of	           (I.R.S. Employer
	incorporation or organization)	            Identification No.)


3500 Noble Avenue, Fort Worth, Texas		    76111
(Address of principal executive offices)		(Zip Code)


817-831-0081
(Registrant's telephone number, including area code)

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PANCHO'S MEXICAN BUFFET, INC. AND SUBSIDIARIES


Item 2.	Other Events

PANCHO'S ANNOUNCES SHAREHOLDER APPROVAL OF REVERSE STOCK SPLIT;
BOARD MEMBERS RE-ELECTED


Fort Worth, TX -- Pancho's Mexican Buffet (Nasdaq: PAMX) announced today that its shareholders have approved a 1 for 3 reverse stock split of its common stock. Pancho's, with approximately 4.4 million shares outstanding, will have approximately 1.5 million shares outstanding after the reverse split. The reverse split will be effective January 28, 1999.

Current shareholders will receive one share of post-split common stock for every three shares of pre-split common stock.
Beneficial owners of fractional shares will receive cash in lieu of any fraction of a whole share of new stock.

Shareholders will receive instructions regarding the exchange of pre-split stock certificates for new stock certificates from the transfer agent, Continental Stock Transfer & Trust Co.

The reverse split is intended to help the Company maintain its listing on the Nasdaq National Market, or move to the Nasdaq SmallCap Market if necessary. Nasdaq has established February 11, 1999 as the date that it will review the Company's written appeal of its de-listing from the Nasdaq National Market. The Company has prepared a application for listing on the Nasdaq SmallCap Market if it is de-listed from the National Market.

Also, two members of the Board of Directors have been re-elected: Jesse Arrambide, III, Chairman and Tomas Orendain,
Director.

Certain statements in this report regarding future expectations and plans for the Company may be regarded as "forward-looking statements" within the meaning of the federal securities laws.
Actual results may vary materially.

SIGNATURES



	Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                     			Pancho's Mexican Buffet, Inc.

		February 4, 1999	                     /s/W. Brad Fagan
                                     			Brad Fagan, Vice President, Treasurer,
                                     			Chief Financial Officer and Assistant
                                    				Secretary (Principal Financial and
                                    				Accounting Officer)